EXHIBIT 21.1


LEGAL AND OPERATING NAME OF SUBSIDIARY            STATE OF JURISDICTION

PCI Merge Inc.                                    Florida

ZTI do Brasil Ltda.                               Brazil

E-Promotions Ltd.                                 United Kingdom

EPL Communications Ltd.                           United Kingdom